For Immediate Release

Hasbro Reports Third Quarter 2026 Financial Results
Magic: The Gathering Surpasses $600 million in Quarterly Revenue for First Time
Raises 2026 Financial Outlook & Doubles Share Repurchase Target
Pawtucket, R.I., October 20, 2026 – Hasbro, Inc. (NASDAQ: HAS), a leading games, IP, and toy company, today reported financial results for the third quarter 2026.
“Inspiring a lifetime of play is our superpower, and this quarter showed what it can do,” said Chris Cocks, Hasbro Chief Executive Officer. “We delivered a fourth consecutive quarter of double-digit revenue growth, and Magic: The Gathering topped $600 million in quarterly revenue for the first time. Our asset-light licensing model lets great partners extend our brands while we focus on what we do best. With a Magic lineup that keeps building, we expect a strong finish to 2026 and continued growth in 2027.”
“This quarter again showed the power of Hasbro’s brand portfolio paired with strong execution,” said Gina Goetter, Hasbro Chief Financial Officer and Chief Operating Officer. “Given this momentum, we are raising our 2026 outlook and doubling our share repurchase target for the year, balancing investment in the business with returning cash to shareholders.”
Third Quarter 2026 Results
•Hasbro, Inc.'s revenue increased 15% vs. LY, driven by growth in Wizards and Digital Gaming (+31%), Consumer Products (+4%), and Entertainment (+9%).
•Operating profit was $517 million and Adjusted operating profit was $541 million (+52% vs. LY), reflecting topline momentum, favorable mix and cost productivity.
•Results include approximately $55 million of tariff refunds.
•Reported net earnings were $2.77 per diluted share and Adjusted net earnings per diluted share were $2.90.
•Returned $206 million to shareholders through the quarterly dividend and share repurchases.
•During the quarter, the Company deployed $79 million toward debt reduction through open-market bond repurchases and U.S. Treasury purchases to prefund the 2026 and 2027 bond maturities.
Third Quarter 2026 Segment Details
•Wizards and Digital Gaming Segment
▪Revenue increased 31%, led by Magic: The Gathering (+34%). Digital and licensed gaming grew 3%.
▪Magic: The Gathering growth fueled by The Hobbit and Reality Fracture.
▪Monopoly Go! contributed $41 million of revenue in the third quarter.
▪Operating profit of $367 million (+46% vs. LY), with a 49% operating margin, includes a $7 million benefit from tariff refunds.

•Consumer Products Segment
•Revenues were up 4% in the quarter, led by Marvel, KPop Demon Hunters and Transformers.
•Q3 sales benefited from entertainment releases, including Spider-Man: Brand New Day, and continued momentum in GEM2 categories.
•Operating profit of $174 million and Adjusted operating profit of $178 million (+100% vs. LY) driven by productivity initiatives. Operating profit and adjusted operating profit include a $48 million benefit from tariff refunds.
•Entertainment Segment
•Revenue increased 9%, driven by growth in Family Brands.
•Operating profit of $17 million and Adjusted operating profit of $18 million up 63% due to favorable licensing mix.
Year-to-Date 2026 Results
•Year-to-date Hasbro, Inc. revenue increased 15% vs. LY, driven by growth in Wizards and Digital Gaming (+28%) and Consumer Products (+3%), partially offset by a decline in Entertainment (-13%).
•Operating profit was $1,040 million and Adjusted operating profit was $1,110 million (+35% vs. LY), reflecting a strong topline. Both figures include a $56 million impairment related to digital games, nearly offset by a $55 million benefit from tariff refunds.
•Reported net earnings were $5.27 per diluted share and Adjusted net earnings per diluted share were $5.65.
•Returned $445 million to shareholders through the quarterly dividend and share repurchases.
•During the first nine months, the Company deployed $226 million toward debt reduction through open-market bond repurchases and U.S. Treasury purchases to prefund the 2026 and 2027 maturities.
Year-to-Date 2026 Segment Details
•Wizards and Digital Gaming Segment
•Revenue increased 28%, led by Magic: The Gathering (+34%). Digital and licensed gaming grew 7%.
•Magic: The Gathering benefited from growth in tabletop and digital revenues, across first-party and Universes Beyond sets.
•Year-to-date Monopoly Go! contributed $127 million of revenue.
•Operating profit of $935 million (+29% vs. LY), with a 47% operating margin, which includes a $56 million impairment related to the Company’s refocused digital games portfolio.
•Consumer Products Segment
•Revenues increased 3% as Marvel, Star Wars, Beyblade, and KPop Demon Hunters more than offset disruptions from the previously disclosed unauthorized network access.
•Operating profit of $112 million and Adjusted operating profit of $130 million (+119% vs. LY) driven by productivity improvements.
•Entertainment Segment
•Revenue decline of 13% related to the nature and timing of deals.
•Operating profit of $40 million and Adjusted operating profit of $47 million (+22% vs. LY) primarily due to lower program amortization.

See the financial tables accompanying the press release for a reconciliation of GAAP to non-GAAP financial measures.
2026 Company Outlook and Capital Allocation
For the full year, the Company now expects:
•Total Hasbro revenue up 7-9% in constant currency (previously up 5-7% in constant currency)
•Adjusted operating margin of 27-28% (previously 25-26%)
•Adjusted EBITDA of $1.575 billion to $1.625 billion (previously $1.45 billion to $1.50 billion)
2026 Capital Allocation priorities:
•Invest in core business.
•Return cash to shareholders through dividends and share repurchases.
•Continue to pay down debt.
Dividend Announcement
During the third quarter, the Company paid $99 million in cash dividends to shareholders. The Board of Directors has declared a quarterly cash dividend of $0.70 per common share payable on December 2, 2026, to shareholders of record at the close of business on November 18, 2026.
Conference Call Webcast
Hasbro will webcast its third quarter 2026 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately two hours following completion of the call.
About Hasbro
Hasbro is a leading games, IP and toy company whose mission is to create joy and community through the magic of play. With 165 years of expertise, Hasbro delivers groundbreaking play experiences and reaches more than 1 billion fans annually around the world, through physical and digital games, video games, toys, licensed consumer products, location-based entertainment, film, TV and more.
Through its franchise-first approach, Hasbro unlocks value from both new and legacy IP, including Magic: The Gathering, Dungeons & Dragons, Monopoly, Hasbro Games, Nerf, Transformers, Play-Doh and Peppa Pig, as well as premier partner brands. Powered by its portfolio of thousands of iconic marks and a diversified network of partners and subsidiary studios, Hasbro brings fans together wherever they are, from tabletop to screen.
For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, a 2026 JUST Capital Industry Leader, a Brand that Matters by Fast Company, and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50 for fourteen consecutive years. For more information, visit https://corporate.hasbro.com or follow Hasbro on LinkedIn.
© 2026 Hasbro, Inc. All Rights Reserved.
Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies and plans; products, gaming and entertainment; anticipated cost savings; expected debt repayments and share repurchases; expected impact of tariffs or refunds thereof; anticipated impact of moving our Rhode Island operations to Boston, Massachusetts; expectations relating to the impact of unauthorized access to the Company’s network, including on our financial condition and results of operations, findings from our investigation into the unauthorized access, the effectiveness of our containment and remediation efforts, costs and expenses and any insurance recoveries; and financial guidance and targets and expectations for our future performance. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties.
Factors that might cause such a difference include, but are not limited to:
•our ability to successfully implement and execute on our Playing to Win business strategy;
•our ability to successfully compete in the play industry and further develop our digital gaming, licensing and consumer products businesses and partnerships;
•our ability to continually introduce new and innovative products that are accepted by consumers, particularly for brands such as Magic: The Gathering in which we have seen an increasing concentration of our sales and profits;
•risks associated with the imposition, threat, or uncertainty of tariffs in markets in which we operate; imposition of tariffs could increase our product costs and other costs of doing business, result in higher prices of our products, impact consumer spending, lower our revenues, result in delays or reductions in purchases from our customers, result in goodwill impairments, reduce earnings and otherwise have an adverse impact on our business;
•risks relating to the recovery of previously paid International Emergency Economic Powers Act ("IEEPA") tariffs, including the amount and timing of refunds, and the risk that refunds we have recognized or expect to receive are delayed, reduced or not received;
•risks associated with international operations, such as conflict in territories in which we operate or which affect areas in which we operate such as the current activities in Iran; currency conversion; currency fluctuations; quotas; shipping delays or difficulties; border adjustment taxes or other protectionist measures; and other challenges in the territories in which we operate;
•risk or disruption to our business affecting our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks, the unauthorized use of our intellectual property to develop or train artificial intelligence models, or other acts compromising the integrity of our assets or intellectual property or systems, as well as risks relating to the ownership and enforceability of rights in content developed with the assistance of artificial intelligence;
•risks associated with unauthorized access to our network we recently experienced, including the duration and magnitude of operational disruption; the effectiveness of our response to such unauthorized access and the business continuity plans and the ongoing assessment of the impact of such unauthorized access on our business, operations, financial results, and financial reporting; and any further business disruptions from such unauthorized access and increased costs relating to such unauthorized access, including from any legal proceedings;
•risks related to political, economic and public health conditions or regulatory changes in the markets in which we and our employees, customers, partners, licensees, suppliers and manufacturers operate, such as inflation, fluctuating interest rates, tariffs, higher commodity prices, unionization, labor strikes, labor costs or transportation costs, or outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs, reduced purchasing power or less discretionary income, or losses and delays in revenue and earnings;
•uncertain and unpredictable global and regional economic conditions impacting one or more of the markets in which we sell products, which can result in higher prices for our products or consumer necessities and can otherwise negatively impact our customers and consumers, result in lower employment levels, consumer discretionary income, retailer inventories and spending, including lower spending on purchases of our products;
•our ability to transform our business and capabilities to address the changing global consumer landscape, including evolving demographics for our products and advancements in emerging technologies, such as the integration of artificial intelligence into our product development, marketing strategies, and consumer engagement, and the associated risks such as ethical concerns, evolving regulatory standards, implementation challenges, and third-party dependencies on such technologies;
•risks relating to new and evolving laws and regulations governing artificial intelligence, children’s privacy and online safety, including state legislation specifically regulating artificial intelligence features in products marketed to or used by children, which may require pre-market assessments, restrict data collection or product functionality, impose civil penalties or product recalls, vary across jurisdictions, increase our compliance costs, delay or prevent product launches or limit the features we are able to offer;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•our dependence on third-party relationships, including with third-party partners, manufacturers, distributors, studios, content producers, licensors, licensees, and outsourcers, which creates reliance on others and loss of control;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China, which include the risks associated with increased tariffs imposed on trade between China and the U.S., and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•our ability to attract and retain talented and diverse employees;
•our business could be adversely affected by challenges and disruptions arising from the loss of skills, knowledge or expertise, and from uncertainty regarding the continued employment of key personnel, particularly as a result of recent workforce reductions and the planned relocation of our Rhode Island operations to Boston, Massachusetts;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs related to businesses, products and/or content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed or reduced;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•the impact of litigation or arbitration decisions or settlement actions;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and

•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.
The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.
Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted operating margin, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquired intangible amortization, strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, non-cash goodwill impairment charges, the nonrecurring gain on sale of assets, and the direct costs associated with the unauthorized network access. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, non-cash goodwill impairment charges, direct costs associated with the unauthorized network access, the nonrecurring gain on sale of assets, and the impact of stock compensation. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share, Adjusted operating profit and Adjusted operating margin provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. The Company is not able to reconcile its forward-looking non-GAAP adjusted operating margin and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results. Constant currency is also a non-GAAP financial measure. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current or future period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.
HAS-E
Investors: Fred Wightman | Hasbro, Inc. | hasbro_investor_relations@hasbro.com
Media: Abby Hodes | Hasbro, Inc. | communications@hasbro.com
# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	September 27, 2026	September 28, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$850.7	$620.9
Short-term investments	576.2	—
Accounts receivable, net	1,110.3	995.2
Inventories	358.9	396.7
Prepaid expenses and other current assets	343.1	397.2
Total current assets	3,239.2	2,410.0
Property, plant and equipment, net	460.9	243.0
Goodwill	1,256.3	1,256.5
Other intangible assets, net	412.0	470.9
Other assets	1,036.5	1,141.4
Total assets	$6,404.9	$5,521.8

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$893.9	$—
Accounts payable	449.5	381.4
Accrued liabilities	970.2	1,032.2
Total current liabilities	2,313.6	1,413.6
Long-term debt	2,616.4	3,318.8
Other liabilities	536.7	355.6
Total liabilities	5,466.7	5,088.0
Total shareholders' equity	938.2	433.8
Total liabilities, noncontrolling interests and shareholders' equity	$6,404.9	$5,521.8
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Three Months Ended				Nine Months Ended
	September 27, 2026		September 28, 2025		September 27, 2026		September 28, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net sales	$1,451.0	91.0%	$1,234.9	89.0%	$3,317.9	88.8%	$2,821.1	86.7%
Licensing revenue	144.3	9.0%	152.6	11.0%	417.2	11.2%	434.3	13.3%
Net revenues	1,595.3	100.0%	1,387.5	100.0%	3,735.1	100.0%	3,255.4	100.0%
Costs and expenses:
Cost of sales	384.8	24.1%	414.3	29.9%	893.3	23.9%	844.1	25.9%
Program cost amortization	5.4	0.3%	7.4	0.5%	12.5	0.3%	21.0	0.6%
Royalties	142.1	8.9%	114.3	8.2%	309.7	8.3%	255.8	7.9%
Product development	103.4	6.5%	97.6	7.0%	275.0	7.4%	255.6	7.9%
Advertising	96.2	6.0%	108.3	7.8%	231.4	6.2%	227.3	7.0%
Amortization of intangible assets	14.6	0.9%	17.2	1.2%	43.8	1.2%	51.4	1.6%
Impairment of goodwill	—	—%	—	—%	—	—%	1,021.9	31.4%
Loss on disposal of business	—	—%	—	—%	—	—%	25.0	0.8%
Selling, distribution and administration	331.5	20.8%	287.3	20.7%	929.3	24.9%	839.7	25.8%
Total costs and expenses	1,078.0	67.6%	1,046.4	75.4%	2,695.0	72.2%	3,541.8	108.8%
Operating profit (loss)	517.3	32.4%	341.1	24.6%	1,040.1	27.8%	(286.4)	(8.8)%
Non-operating expense:
Interest expense	42.7	2.7%	40.8	2.9%	131.0	3.5%	123.0	3.8%
Interest income	(14.6)	(0.9)%	(6.3)	(0.5)%	(37.6)	(1.0)%	(20.6)	(0.6)%
Other expense (income), net	0.1	—%	1.4	0.1%	4.8	0.1%	(15.9)	(0.5)%
Total non-operating expense, net	28.2	1.8%	35.9	2.6%	98.2	2.6%	86.5	2.7%
Earnings (loss) before income taxes	489.1	30.7%	305.2	22.0%	941.9	25.2%	(372.9)	(11.5)%
Income tax expense	94.1	5.9%	71.3	5.1%	186.1	5.0%	148.4	4.6%
Net earnings (loss)	395.0	24.8%	233.9	16.9%	755.8	20.2%	(521.3)	(16.0)%
Net earnings attributable to noncontrolling interests	0.5	—%	0.7	0.1%	2.0	0.1%	2.7	0.1%
Net earnings (loss) attributable to Hasbro, Inc.	$394.5	24.7%	$233.2	16.8%	$753.8	20.2%	$(524.0)	(16.1)%

Net earnings (loss) per common share:
Basic	$2.80		$1.66		$5.34		$(3.74)
Diluted	$2.77		$1.64		$5.27		$(3.74)

Cash dividends declared per common share	$0.70		$0.70		$2.10		$2.10

Weighted average number of shares
Basic	140.8		140.4		141.1		140.1
Diluted	142.5		142.2		143.0		140.1
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Nine months ended
	September 27, 2026	September 28, 2025
Cash flows from operating activities:
Net earnings (loss)	$755.8	$(521.3)
Impairment of goodwill	—	1,021.9
Impairment of capitalized software	56.4	—
Loss on disposal of business	—	25.0
Other non-cash adjustments	229.3	290.2
Changes in operating assets and liabilities	(134.2)	(325.8)
Net cash provided by operating activities	907.3	490.0

Cash flows from investing activities:
Additions to property, plant and equipment	(70.7)	(49.6)
Additions to software development	(77.8)	(98.6)
Purchase of investments	(472.7)	(55.2)
Other	2.8	11.6
Net cash utilized by investing activities	(618.4)	(191.8)

Cash flows from financing activities:
Proceeds from borrowings	399.4	—
Repayments of borrowings	(152.5)	(63.5)
Payments of financing costs	(5.5)	—
Share-based compensation transactions	40.2	8.9
Payments related to tax withholding for share-based compensation	(46.9)	(21.8)
Dividends paid	(296.1)	(294.2)
Repurchases of common stock	(149.3)	—
Other	(3.8)	(4.5)
Net cash utilized by financing activities	(214.5)	(375.1)
Effect of exchange rate changes on cash	(0.3)	2.8
Net increase (decrease) in cash, cash equivalents and restricted cash	74.1	(74.1)
Cash, cash equivalents and restricted cash at beginning of year	776.6	695.0
Cash, cash equivalents and restricted cash at end of period	$850.7	$620.9

(1) Amounts may not sum due to rounding

HASBRO, INC.
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (1)
(Unaudited)
(Millions of Dollars)

	Three Months Ended September 27, 2026			Three Months Ended September 28, 2025
Operating Results:	As Reported	Non-GAAP Adjustments(2)	Adjusted	As Reported	Non-GAAP Adjustments(2)	Adjusted	% Change
Total Company Results:
External Net Revenues	$1,595.3	$—	$1,595.3	$1,387.5	$—	$1,387.5	15%
Operating Profit	$517.3	$23.9	$541.2	$341.1	$14.5	$355.6	52%
Operating Margin	32.4%	1.5%	33.9%	24.6%	1.0%	25.6%

Segment Results:
Wizards of the Coast and Digital Gaming:
External Net Revenues	$747.2	$—	$747.2	$572.0	$—	$572.0	31%
Operating Profit	$367.4	$—	$367.4	$251.5	$—	$251.5	46%
Operating Margin	49.2%	—	49.2%	44.0%	—	44.0%

Consumer Products:
External Net Revenues	$827.9	$—	$827.9	$796.9	$—	$796.9	4%
Operating Profit	$173.8	$3.9	$177.7	$80.1	$8.8	$88.9	100%
Operating Margin	21.0%	0.5%	21.5%	10.1%	1.1%	11.2%

Entertainment:
External Net Revenues	$20.2	$—	$20.2	$18.6	$—	$18.6	9%
Operating Profit	$17.1	$1.3	$18.4	$7.5	$3.8	$11.3	63%
Operating Margin	84.7%	6.4%	91.1%	40.3%	20.4%	60.8%

Corporate and Other:
Operating (Loss) Profit	$(41.0)	$18.7	$(22.3)	$2.0	$1.9	$3.9	>-100%
(1) Amounts may not sum due to rounding
(2) Refer to the non-GAAP reconciliation of adjusted operating profit (loss) below for a breakout of non-GAAP adjustments by segment

	Three Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category:	September 27, 2026	September 28, 2025	% Change
Tabletop Gaming	$613.1	$441.8	39%
Digital and Licensed Gaming	134.1	130.2	3%
Net revenues	$747.2	$572.0	31%

	Three Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region:	September 27, 2026	September 28, 2025	% Change
North America	$504.9	$483.0	5%
Europe	181.1	181.1	0%
Asia Pacific	66.6	61.2	9%
Latin America	75.3	71.6	5%
Net revenues	$827.9	$796.9	4%

	Three Months Ended
Entertainment Segment Net Revenues by Category:	September 27, 2026	September 28, 2025	% Change
Family Brands	$18.4	$16.7	10%
Film and TV	1.8	1.9	-5%
Net revenues	$20.2	$18.6	9%

	Three Months Ended
Supplementary Hasbro Gaming Information:	September 27, 2026	September 28, 2025	% Change
Magic: The Gathering	$616.1	$459.4	34%
Hasbro Total Gaming (1)	$934.9	$754.5	24%

(1) Hasbro Total Gaming includes all gaming revenue, most notably Dungeons & Dragons, Magic: The Gathering and Hasbro Gaming.

	Nine Months Ended September 27, 2026			Nine Months Ended September 28, 2025
Operating Results:	As Reported	Non-GAAP Adjustments(1)	Adjusted	As Reported	Non-GAAP Adjustments(1)	Adjusted	% Change
Total Company Results:
External Net Revenues	$3,735.1	$—	$3,735.1	$3,255.4	$—	$3,255.4	15%
Operating Profit (Loss)	$1,040.1	$70.3	$1,110.4	$(286.4)	$1,111.6	$825.2	35%
Operating Margin	27.8%	1.9%	29.7%	-8.8%	34.1%	25.3%

Segment Results:
Wizards of the Coast and Digital Gaming:
External Net Revenues	$1,993.0	$—	$1,993.0	$1,556.5	$—	$1,556.5	28%
Operating Profit	$935.1	$—	$935.1	$723.3	$—	$723.3	29%
Operating Margin	46.9%	—	46.9%	46.5%	—	46.5%

Consumer Products:
External Net Revenues	$1,688.8	$—	$1,688.8	$1,637.6	$—	$1,637.6	3%
Operating Profit (Loss)	$111.8	$17.7	$129.5	$(993.4)	$1,052.5	$59.1	>100%
Operating Margin	6.6%	1.0%	7.7%	-60.7%	64.3%	3.6%

Entertainment:
External Net Revenues	$53.3	$—	$53.3	$61.3	$—	$61.3	-13%
Operating Profit	$40.0	$7.4	$47.4	$2.6	$36.2	$38.8	22%
Operating Margin	75.0%	13.9%	88.9%	4.2%	59.1%	63.3%

Corporate and Other:
Operating (Loss) Profit	$(46.8)	$45.2	$(1.6)	$(18.9)	$22.9	$4.0	>-100%

(1) Refer to the non-GAAP reconciliation of adjusted operating profit (loss) below for a breakout of non-GAAP adjustments by segment

	Nine Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	September 27, 2026	September 28, 2025	% Change
Tabletop Gaming	$1,602.1	$1,191.9	34%
Digital and Licensed Gaming	390.9	364.6	7%
Net revenues	$1,993.0	$1,556.5	28%

	Nine Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region	September 27, 2026	September 28, 2025	% Change
North America	$997.3	$950.4	5%
Europe	373.6	361.8	3%
Asia Pacific	173.6	178.6	-3%
Latin America	144.3	146.8	-2%
Net revenues	$1,688.8	$1,637.6	3%

	Nine Months Ended
Entertainment Segment Net Revenues by Category	September 27, 2026	September 28, 2025	% Change
Family Brands	$48.8	$53.6	-9%
Film and TV	4.5	7.7	-42%
Net revenues	$53.3	$61.3	-13%

	Nine Months Ended
Supplementary Hasbro Gaming Information:	September 27, 2026	September 28, 2025	% Change
Magic: The Gathering	$1,630.9	$1,217.7	34%
Hasbro Total Gaming (1)	$2,358.2	$1,920.4	23%
(1) Hasbro Total Gaming includes all gaming revenue, most notably Dungeons & Dragons, Magic: The Gathering and Hasbro Gaming.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Nine Months Ended
Reconciliation of EBITDA and Adjusted EBITDA: (1)	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net earnings (loss) attributable to Hasbro, Inc.	$394.5	$233.2	$753.8	$(524.0)
Interest expense	42.7	40.8	131.0	123.0
Income tax expense	94.1	71.3	186.1	148.4
Net earnings attributable to noncontrolling interests	0.5	0.7	2.0	2.7
Depreciation expense	21.7	23.6	50.4	55.7
Amortization of intangibles	14.6	17.2	43.8	51.4
EBITDA	568.1	386.8	1,167.1	(142.8)

Share-based compensation	22.3	24.2	66.7	53.9
Strategic transformation initiatives (2)	1.4	5.1	3.3	16.2
Restructuring and severance costs (3)	16.3	(3.2)	30.1	9.5
Loss on disposal of business (4)	—	—	—	25.0
eOne Film and TV business divestiture related costs (5)	—	—	—	5.6
Impairment of goodwill (6)	—	—	—	1,021.9
Unauthorized network access (7)	1.0	—	11.8	—
Nonrecurring gain on sale of assets (8)	(4.7)	—	(4.7)	—
Adjusted EBITDA	$604.5	$412.9	$1,274.3	$989.3
(1) Amounts may not sum due to rounding
(2) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(3) Restructuring and severance associated with cost-savings initiatives across the Company.
(4) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on disposal of business within the Entertainment segment.
(5) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(6) During Q2 2025, Hasbro recorded a non-cash goodwill impairment charge of $1,021.9 million in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.
(7) Incremental costs incurred by Hasbro as a result of the identification of unauthorized network access in late March 2026, including third-party legal and remediation costs.
(8) During Q3 2026, the Company recognized a nonrecurring gain on the sale of a facility. The gain is reflected in selling, distribution and administration expenses.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Nine Months Ended
Reconciliation of Adjusted Operating Profit (Loss): (1)	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Operating Profit (Loss):	$517.3	$341.1	$1,040.1	$(286.4)
Wizards of the Coast and Digital Gaming	367.4	251.5	935.1	723.3
Consumer Products	173.8	80.1	111.8	(993.4)
Entertainment	17.1	7.5	40.0	2.6
Corporate and Other	(41.0)	2.0	(46.8)	(18.9)

Non-GAAP Adjustments:	$23.9	$14.5	$70.3	$1,111.6
Consumer Products	3.9	8.8	17.7	1,052.5
Acquired intangible amortization	8.6	8.8	22.4	26.4
Restructuring and severance costs	—	—	—	4.2
Impairment of goodwill	—	—	—	1,021.9
Nonrecurring gain on sale of assets	(4.7)	—	(4.7)	—

Entertainment	1.3	3.8	7.4	36.2
Acquired intangible amortization	1.3	3.8	7.4	11.2
Loss on disposal of business	—	—	—	25.0

Corporate and Other	18.7	1.9	45.2	22.9
Strategic transformation initiatives	1.4	5.1	3.3	16.2
Restructuring and severance costs	16.3	(3.2)	30.1	5.3
eOne Film and TV business divestiture related costs	—	—	—	1.4
Unauthorized network access	1.0	—	11.8	—

Adjusted Operating Profit:	$541.2	$355.6	$1,110.4	$825.2
Wizards of the Coast and Digital Gaming	367.4	251.5	935.1	723.3
Consumer Products	177.7	88.9	129.5	59.1
Entertainment	18.4	11.3	47.4	38.8
Corporate and Other	(22.3)	3.9	(1.6)	4.0

Non-GAAP Adjustments include the following:
Acquired intangible amortization (2)	9.9	12.6	29.8	37.6
Strategic transformation initiatives (3)	1.4	5.1	3.3	16.2
Restructuring and severance costs (4)	16.3	(3.2)	30.1	9.5
Loss on disposal of business (5)	—	—	—	25.0
eOne Film and TV business divestiture related costs (6)	—	—	—	1.4
Impairment of goodwill (7)	—	—	—	1,021.9
Unauthorized network access (8)	1.0	—	11.8	—
Nonrecurring gain on sale of assets (9)	(4.7)	—	(4.7)	—
Total	$23.9	$14.5	$70.3	$1,111.6
(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(4) Restructuring and severance costs associated with cost-savings initiatives across the Company.
(5) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on disposal of business within the Entertainment segment.
(6) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(7) During Q2 2025, Hasbro recorded a non-cash goodwill impairment charge of $1,021.9 million in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.
(8) Incremental costs incurred by Hasbro as a result of the identification of unauthorized network access in late March 2026, including third-party legal and remediation costs.
(9) During Q3 2026, the Company recognized a nonrecurring gain on the sale of a facility. The gain is reflected in selling, distribution and administration expenses.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share: (1)
	Three Months Ended
	September 27, 2026	Diluted Per Share Amount	September 28, 2025	Diluted Per Share Amount
Net Earnings Attributable to Hasbro	$394.5	$2.77	$233.2	$1.64
Acquired intangible amortization (2)	7.4	0.05	9.5	0.07
Strategic transformation initiatives (3)	1.1	0.02	3.9	0.03
Restructuring and severance costs (4)	12.6	0.09	(2.5)	(0.02)
Tax Impact, impairment of goodwill (7)	—	—	(5.4)	(0.04)
Unauthorized network access (8)	0.7	—	—	—
Nonrecurring gain on sale of assets (9)	(3.4)	(0.02)	—	—
Net Earnings Attributable to Hasbro as Adjusted	$412.9	$2.90	$238.7	$1.68

	Nine Months Ended
	September 27, 2026	Diluted Per Share Amount	September 28, 2025	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro	$753.8	$5.27	$(524.0)	$(3.74)
Acquired intangible amortization (2)	22.4	0.16	28.2	0.20
Strategic transformation initiatives (3)	2.6	0.03	12.4	0.09
Restructuring and severance costs (4)	23.0	0.16	7.3	0.05
Loss on disposal of business (5)	—	—	25.0	0.18
eOne Film and TV divestiture related costs (6)	—	—	4.2	0.03
Impairment of goodwill (7)	—	—	1,016.5	7.18
Unauthorized network access (8)	9.0	0.06	—	—
Nonrecurring gain on sale of assets (9)	(3.4)	(0.02)	—	—
Net Earnings Attributable to Hasbro as Adjusted	$807.4	$5.65	$569.6	$4.03
(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These costs primarily consist of third party consulting of $1.4 ($1.1 after-tax) and $3.3 ($2.6 after-tax) for the three and nine months ended September 27, 2026, respectively, and $5.1 ($3.9 after-tax) and $16.2 ($12.4 after-tax) for the three months and nine months ended September 28, 2025, respectively.
(4) Restructuring and severance costs of $16.3 ($12.6 after-tax) and $30.1 ($23.0 after-tax) for the three months and nine months ended September 27, 2026, respectively, and $(3.2) ($(2.5) after-tax) and $9.5 ($7.3 after-tax) for the three months and nine months ended September 28, 2025, respectively, associated with cost-savings initiatives across the Company.
(5) Loss on disposal of a business of $25.0 ($25.0 after-tax) for the nine months ended September 28, 2025 related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(6) eOne Film and TV business divestiture related costs of $5.6 ($4.2 after-tax) for the nine months ended September 28, 2025, as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(7) Non-cash goodwill impairment tax impact of ($5.4) for the three months ended September 28, 2025. During Q2 2025, Hasbro recorded a non-cash goodwill impairment charge of $1,021.9 ($1,016.5 after-tax) in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.
(8) Incremental costs incurred by Hasbro as a result of the identification of unauthorized network access in late March 2026, including third-party legal and remediation costs. These costs total $1.0 ($0.7 after-tax) and $11.8 ($9.0 after-tax) for the three months and nine months ended September 27, 2026, respectively.
(9) During Q3 2026, the Company recognized a nonrecurring gain on the sale of a facility. The gain totals $4.7 ($3.4 after-tax) for the three months and nine months ended September 27, 2026. This nonrecurring gain is reflected in selling, distribution and administration operating expenses within the Consumer Products segment.